UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2006

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RELM Wireless Corporation

(Exact name of registrant as specified in its charter)

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Nevada	000-07336	59-34862971
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7100 Technology Drive, West Melbourne, FL 32904

(Address of Principal Executive Office) (Zip Code)

(321) 984-1414

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On June 14, 2006, RELM Wireless Corporation (the “Registrant”), RELM Communications, Inc., the Registrant’s wholly-owned subsidiary, and Silicon Valley Bank, as lender, entered into the Fifth Loan Modification Agreement (the “Modification”) to the Loan and Security Agreement dated August 29, 2003 by and among them, pursuant to which the Registrant maintains a secured revolving credit facility with borrowing availability of up to $3,500,000. The Modification, among other things, extends the maturity date of the secured revolving credit facility to January 1, 2008 from January 1, 2007 and reduces the interest rate for borrowings thereunder initially by 0.50% and an additional 0.15% if the Registrant’s Net Profit (as defined in accordance with United States generally accepted accounting principles) for each fiscal quarter after the quarter ending June 30, 2006 is at least $1,700,000. Prior to the Modification, the secured credit facility’s interest rate was prime plus 1% (with a minimum rate of 6.25%). As of June 14, 2006, there were no borrowings outstanding under the secured revolving credit facility.

The foregoing summary of the Modification is qualified in its entirety by reference to the Modification attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit Number	Description

10.1	Fifth Loan Modification Agreement dated as of June 14, 2006 by and among RELM Wireless Corporation, RELM Communications, Inc. and Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RELM WIRELESS CORPORATION
(Registrant)

By:	/s/ WILLIAM P. KELLY
William P. Kelly Executive Vice President and Chief Financial Officer

Date:  June 16, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Fifth Loan Modification Agreement dated as of June 14, 2006 by and among RELM Wireless Corporation, RELM Communications, Inc. and Silicon Valley Bank